EYE CATCHING MARKETING CORP.

A Nevada Corporation

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Eye Catching Marketing Corp. (the "Company") on Form 10-QSB for the quarter ended March 31, 2005 as filed with the Securities and Exchange Commission (the "Report"), we, Robert Hemmerling, President and Chief Executive Officer, and Devinder Randhawa, Chief Financial Officer and Secretary, certify, pursuant to 18 U.S.C. ss.ss. 1350, as adopted pursuant to ss.ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated May 12, 2005

/s/Robert Hemmerling

Robert Hemmerling,

President and C.E.O.

/s/Devinder Randhawa

Devinder Randhawa,

C.F.O. and Secretary